EXHIBIT 2





                            ASSET PURCHASE AGREEMENT

                                  By and Among

                WASHBURN GRAPHICS, INC., WASHBURN OF NEW YORK, INC.,

                        CADMUS COMMUNICATIONS CORPORATION

                                       And

                         R. R. DONNELLEY & SONS COMPANY





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                                TABLE OF CONTENTS

                                                                           Page

RECITALS.....................................................................1

ARTICLE I DEFINITIONS........................................................1

      1.1. Accounts..........................................................1
      1.2. Affiliate.........................................................2
      1.3. "Agreed Rate".....................................................2
      1.4. Agreement.........................................................2
      1.5. Assignment and Assumption Agreement...............................2
      1.6. Assumed Leases....................................................2
      1.7. Assumed Liabilities...............................................2
      1.8. Bill of Sale......................................................3
      1.9. Books and Records.................................................3
      1.10. Business.........................................................3
      1.11. Buyer............................................................4
      1.12. Buyer's Closing Certificate......................................4
      1.13. CERCLA...........................................................4
      1.14. Closing..........................................................4
      1.15. Closing Balance Sheet............................................4
      1.16. Closing Date.....................................................4
      1.17. Code.............................................................5
      1.18. Computer Assets..................................................5
      1.19. Contaminant......................................................5
      1.20. Contracts........................................................5
      1.21. Customer List....................................................5
      1.22. Effective Time...................................................5
      1.23. Employee Benefit Plan............................................6
      1.24. Employees........................................................6
      1.25. Employment Agreements............................................6
      1.26. Environmental Law................................................6
      1.27. ERISA............................................................6
      1.28. ERISA Affiliate..................................................6
      1.29. Excluded Assets..................................................6
      1.30. Final Balance Sheet..............................................7
      1.31. Financial Statements.............................................7
      1.32. Fixtures and Equipment...........................................7
      1.33. GAAP.............................................................7
      1.34. Initial Purchase Price...........................................7
      1.35. Intangibles......................................................7
      1.36. Inventory........................................................8
      1.37. Joint Marketing Agreement........................................8
      1.38. Key Employees....................................................8
      1.39. Knowledge........................................................9
      1.40. Law..............................................................9
      1.41. October Balance Sheet............................................9

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      1.42. OSHA.............................................................9
      1.43. Parent...........................................................9
      1.44. Permits..........................................................9
      1.45. Permitted Liens.................................................10
      1.46. Person..........................................................10
      1.47. Prepaid Assets..................................................10
      1.48. Premises........................................................10
      1.49. Printing Services Agreement.....................................10
      1.50. Purchased Assets................................................10
      1.51. RCRA............................................................11
      1.52. Release.........................................................11
      1.53. Remedial Action.................................................11
      1.54. Retained Business...............................................12
      1.55. Retained Liabilities............................................12
      1.56. Seller or Sellers...............................................13
      1.57. Sellers'Closing Certificate.....................................13
      1.58. Services Agreement..............................................13
      1.59. Significant Customer............................................13
      1.60. Tax or Taxes....................................................14
      1.61. Tax Return......................................................14

ARTICLE II PURCHASE AND SALE; ASSIGNMENT AND ASSUMPTION.....................14

      2.1. Sale of Purchased Assets.........................................14
      2.2. Adjustment of Purchase Price.....................................15
      2.3. Collection of Accounts...........................................17
      2.4. Transfer or Sales Taxes..........................................18
      2.5. Allocation of Purchase Price.....................................19

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLERS AND PARENT............20

      3.1. Organization and Good Standing; Subsidiaries and Investments.....20
      3.2. Foreign Qualification............................................21
      3.3. Authorization; Enforceability....................................21
      3.4. Conflicts or Violations; Required Consents.......................21
      3.5. Litigation.......................................................22
      3.6. Compliance with Law..............................................22
      3.7. Environmental Conditions.........................................22
      3.8. Permits..........................................................24
      3.9. Taxes............................................................25
      3.10. Title to Purchased Assets.......................................26
      3.11. Condition of Fixtures and Equipment.............................26
      3.12. Customer List...................................................26
      3.13. Contracts and Assumed Leases....................................26
      3.14. Books and Records...............................................27
      3.15. Employment Agreements and Benefits..............................27
      3.16. Employee Matters................................................29
      3.17. Affiliated Transactions.........................................30
      3.18. Fees and Expenses of Brokers and Others.........................31
      3.19. Insurance.......................................................31

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      3.20. Intangibles.....................................................31
      3.21. Intentionally Deleted...........................................32
      3.22. Financial Statements............................................32
      3.23. No Adverse Change...............................................32
      3.24. Availability of Assets..........................................34
      3.25. Disclosure......................................................34
      3.26. Year 2000 Matters...............................................34

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER..........................35

      4.1. Organization.....................................................35
      4.2. Authorization; Enforceability....................................35
      4.3. No Conflict or Violation; Required Consents......................35
      4.4. No Litigation....................................................36
      4.5. Fees and Expenses of Brokers and Others..........................36

ARTICLE V CERTAIN UNDERSTANDINGS AND AGREEMENTS.............................36

      5.1. Conduct of Seller Prior to Closing...............................36
      5.2. Negative Covenants...............................................37
      5.3. Access...........................................................38
      5.4. No Shopping......................................................38
      5.5. Best Efforts.....................................................39
      5.6. Publicity........................................................39
      5.7. Employees........................................................40
      5.8. WARN Act.........................................................42
      5.9. Benefit Obligations..............................................42
      5.10. Cooperation.....................................................45
      5.11. Books and Records; Personnel....................................45
      5.12. Bulk Transfers Laws.............................................46
      5.13. Like-Kind Exchange..............................................46
      5.14. Discharge of Sellers Liabilities................................47
      5.15. Discharge of Buyer's Liabilities................................47

ARTICLE VI CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER.................47

      6.1. Compliance With Law..............................................47
      6.2. Accuracy of Representations and Warranties.......................48
      6.3. Proceedings and Instruments Satisfactory.........................48
      6.4. HSR Act Waiting Period...........................................48
      6.5. No Litigation....................................................48
      6.6. No Material Adverse Change.......................................49
      6.7. Employment Agreements............................................49
      6.8. Consents.........................................................49
      6.9. Seller's Performance.............................................49
      6.10. Good Title to Purchased Assets..................................49
      6.11. Deliveries at Closing...........................................50

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ARTICLE VII CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER AND PARENT....50

      7.1. Compliance with Law..............................................50
      7.2. Accuracy of Representations and Warranties.......................51
      7.3. Proceedings and Instruments Satisfactory.........................51
      7.4. Consents.........................................................51
      7.5. No Litigation....................................................51
      7.6. HSR Act Waiting Period...........................................52
      7.7. Buyer's Performance..............................................52
      7.8. Deliveries at Closing............................................52

ARTICLE VIII ACTIONS BY SELLERS, PARENT AND BUYER AFTER THE CLOSING.........53

      8.1. Sellers' and Parent's Indemnity..................................53
      8.2. Buyer's Indemnity................................................54
      8.3. Notice of Claims.................................................56
      8.4. Third Person Claims..............................................56
      8.5. Limitations on Indemnification...................................57
      8.6. Indemnity Amounts to be Computed on After-Tax Basis..............57
      8.7. Litigation Support...............................................58
      8.8. Noncompetition Covenant..........................................58
      8.9. Non-Solicitation.................................................60
      8.10. Post-Closing Cooperation........................................61

ARTICLE IX TERMINATION......................................................61

      9.1. Termination Event................................................61
      9.2. Effect of Termination............................................62

ARTICLE X MISCELLANEOUS.....................................................62

      10.1. Entire Agreement; Amendment.....................................62
      10.2. Expenses........................................................63
      10.3. Governing Law; Consent to Jurisdiction..........................63
      10.4. Assignment......................................................63
      10.5. Notices.........................................................64
      10.6. Counterparts; Headings..........................................65
      10.7. Severability....................................................65
      10.8. No Reliance.....................................................65
      10.9. Interpretation..................................................66
      10.10. Specific Performance...........................................66



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                             SCHEDULES AND EXHIBITS

SCHEDULE    DESCRIPTION

1.1         Accounts
1.6(a)      Assumed Leases for Office Space
1.6(b)      Assumed Leases for Equipment
1.18        Computer Assets
1.20        Contracts
1.24        Employees
1.29        Excluded Assets
1.31        Financial Statements
1.32        Fixtures and Equipment
1.35        Intangibles
1.44        Permits
1.45        Permitted Liens
1.47        Prepaid Assets
1.48        Premises
1.59        Significant Customers
2.5         Allocation of Purchase Price
3.1         Investments
3.2         Foreign Qualifications
3.4(a)      Conflicts or Violations
3.4(b)      Required Consents
3.5         Litigation
3.6.        Compliance with Law
3.7         Environmental Conditions
3.9         Tax Exceptions
3.12        Significant Customer Exceptions
3.15        Employment Agreements and Benefits
3.16(a)     Independent Contractors
3.16(b)     Employment Matters
3.16(c)     Collective Bargaining Arrangements
3.17        Affiliated Transactions
3.23        Adverse Changes
4.3         Required Consents
8.8         Non-Competition


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EXHIBIT     DESCRIPTION

A           Assignment and Assumption Agreement
B           Bill of Sale
C           Buyer's Closing Certificate
D           Principal Terms of Joint Marketing Agreement
E           Sellers' Closing Certificate
F           Printing Services Agreement
G           Services Agreement
H           Opinion of Sellers' and Parent's Counsel
I           Opinion of Buyer's Counsel



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                            ASSET PURCHASE AGREEMENT

      THIS ASSET PURCHASE AGREEMENT, made as of February 20, 1999, by and among Washburn Graphics, Inc., a North Carolina corporation, Washburn of New York, Inc., a New York corporation (each a "Seller" and together "Sellers"), Cadmus Communications Corporation, a Virginia corporation and the parent entity of Sellers ("Parent") and R. R. Donnelley & Sons Company, a Delaware corporation ("Buyer"), provides as follows:
                                    RECITALS

      WHEREAS, one of the businesses engaged in by Sellers is the business of the marketing, selling and distribution of financial printing services, mutual fund printing services, shareholder communications printing services, and activities related thereto; and
      WHEREAS, Sellers desire to sell certain of their assets and be relieved of certain of their liabilities which are employed by Sellers in operating the Business, and Buyer desires to purchase those assets and assume those liabilities.
      NOW, THEREFORE, in consideration of the Recitals and of the mutual covenants, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that:

                                    ARTICLE I
                                   DEFINITIONS

      When used in this Agreement, the following terms shall have the meanings specified:

            1.1.  Accounts.

      "Accounts" shall mean all accounts receivable, notes receivable and associated rights of the Business (including, without limitation, all security deposits, letters of credit and security interests in collateral) arising from the sale of goods and services outstanding as of the Effective Time, other than
(i) any refunds, (ii) the account with FPC Greenaway and (iii) accrued finance charges, all of such Accounts as of October 31, 1998, being listed on Schedule 1.1.

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            1.2.  Affiliate.

      "Affiliate" shall mean, with respect to any Person, any other Person or entity, that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

            1.3.  "Agreed Rate".

      "Agreed Rate" means the prime rate published by the Wall Street Journal, Eastern Edition, as that rate may vary from time to time, or if that rate is no longer published, a comparable rate.

            1.4.  Agreement.

      "Agreement" shall mean this Asset Purchase Agreement, together with the Exhibits and Schedules attached hereto, as the same may be amended from time to time in accordance with the terms hereof.

            1.5.  Assignment and Assumption Agreement.

      "Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement between Sellers and Buyer in the form of Exhibit A.

            1.6.  Assumed Leases.

      "Assumed Leases" shall mean those leases for all facilities used by the Business and listed on Schedule 1.6(a) hereto and those equipment leases used by the Business and listed on Schedule 1.6(b) hereto.

            1.7.  Assumed Liabilities.

      "Assumed Liabilities" shall mean the following liabilities (excluding any Retained Liabilities) relating to the Business to be assumed by the Buyer: (i) accrued liabilities in the ordinary course of the Business, and all other liabilities and obligations of or related to the Purchased Assets and the operations of the Business, in each such case, which are outstanding as of the Closing Date and reflected on the Closing Balance Sheet; and (ii) all liabilities and obligations of Sellers to be paid or performed after the Closing Date under (a) the Assumed Leases and (b) all obligations with respect to all Contracts except, in each case, to the extent such liabilities and obligations, but for a breach or default by Sellers, would have been paid, performed or otherwise discharged on or prior to the Closing Date or to the extent the same arise out of any such breach or default.

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            1.8.  Bill of Sale.

      "Bill of Sale" shall mean the bill of sale in the form of Exhibit B hereto.

            1.9.  Books and Records.

      "Books and Records" shall mean original or true and complete copies of all of the books, records, files, data and information of Sellers relating primarily to the Business including, without limitation, all customer lists, financial and accounting records (excluding Tax Returns), purchase orders and invoices, sales orders and sales order log books, credit and collection records, correspondence and miscellaneous records with respect to customers and supply sources and all other general correspondence, records, books and files relating solely to the Business, unless subject to a third party confidentiality agreement as to which Sellers cannot obtain a consent from such third party to release such information to Buyer or unless such information relates to activities of Sellers other than the Business, in which case the Books and Records will include only such portion as relates solely to the Business.

            1.10. Business.

      "Business" shall refer to the marketing, selling and distribution of financial printing services, mutual fund printing services, shareholder communications printing services, and activities related thereto, as conducted by Cadmus Financial Communications, a unit of Parent, as of the date of the Agreement, excluding the Retained Business.

            1.11. Buyer.

      "Buyer" shall mean R. R. Donnelley & Sons Company, a Delaware corporation.

            1.12. Buyer's Closing Certificate.

      "Buyer's  Closing   Certificate"  shall  mean  the  certificate  of  Buyer
substantially in the form of Exhibit C hereto.

            1.13. CERCLA.

      "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.ss. 9601 et seq., any amendments thereto, any successor statutes, and any regulations promulgated thereunder.

            1.14. Closing.

      "Closing" shall mean the meeting of the parties held at 10:00 a.m., local time, on the Closing Date, at the offices of Hunton & Williams, Riverfront Plaza, East Tower, 951 East Byrd Street, Richmond, Virginia, or such other time and place as the parties may mutually agree in writing.

            1.15. Closing Balance Sheet.

      "Closing Balance Sheet" shall mean the unaudited ProForma Balance Sheet of the Business setting forth the Purchased Assets and Assumed Liabilities as of the Closing Date, prepared by representatives of Buyer in accordance with
Section 2.2 hereof.

            1.16. Closing Date.

      "Closing Date" shall mean March 1, 1999, or such other date as the parties may mutually agree in writing.

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            1.17. Code.

      "Code" shall mean the Internal Revenue Code of 1986, as amended, and any predecessor thereto.

            1.18. Computer Assets.

      "Computer Assets" shall mean the computer hardware owned or leased by Sellers, used in the operation of the Business and located on the Premises and listed on Schedule 1.18, and all software owned or licensed by Sellers and installed in such computer hardware.

            1.19. Contaminant.

      "Contaminant" means any waste, pollutant, hazardous or toxic substance or waste, petroleum, petroleum-based substance or waste, special waste, or any constituent of any such substance or waste.

            1.20. Contracts.

      "Contracts" shall mean those contracts, agreements, blanket and other purchase orders, leases of personal or moveable property (such as computers, copiers and vehicles), sales orders, license agreements, relationships and commitments and invoices related thereto, to which either Seller on behalf of the Business is a party or by which either Seller is bound being specifically listed on Schedule 1.20 hereto.

            1.21. Customer List.

      "Customer List" shall mean the customer list of the Business, in the form reasonably specified by Buyer, and delivered by Sellers to Buyer prior to the date of this Agreement and updated at Closing.

            1.22. Effective Time.

      "Effective Time" shall mean 12:01 a.m., Richmond, Virginia time, on the Closing Date.

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            1.23. Employee Benefit Plan.

      "Employee Benefit Plan" shall mean an "employee benefit plan" as defined in Section 3(3) of ERISA.

            1.24. Employees.

      "Employees" shall mean the employees of Sellers necessary for the operation of the Business as listed on Schedule 1.24 hereto.

            1.25..Employment Agreements.

      "Employment Agreements" shall mean the employment agreements, dated as of the Closing Date, between Buyer and the Key Employees.

            1.26. Environmental Law.

      "Environmental Law" means all Laws derived from or relating to all federal, state and local laws or regulations relating to or addressing the environment, health or safety, including but not limited to CERCLA and RCRA and any state equivalent thereof.

            1.27. ERISA.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

            1.28. ERISA Affiliate.

      "ERISA Affiliate" shall mean each entity that is a member of a controlled group or affiliated service group of which either Seller is a member or that is under common control with either Seller (within the meaning of Section 414(b), 414(c), 414(m) or 414(o) of the Code).

            1.29. Excluded Assets.

      "Excluded Assets" shall mean (i) all cash and cash equivalents related to the Business, (ii) all assets listed on Schedule 1.29 and (iii) all assets of each Seller not used primarily in connection with the Business.

            1.30. Final Balance Sheet.

      "Final Balance Sheet" shall have the meaning as set forth in Section 2.2 hereof.

            1.31. Financial Statements.

      "Financial Statements" shall mean the internally prepared unaudited ProForma Balance Sheet of the Business setting forth the Purchased Assets and Assumed Liabilities as of June 30, 1997, June 30, 1998 and October 31, 1998 and the Consolidating Operations Statement of the Business for the years ended June 30, 1998, June 30, 1997 and June 30, 1996, all of which are attached hereto as
Schedule 1.31.

            1.32. Fixtures and Equipment.

      "Fixtures and Equipment" shall mean all tangible assets (other than Inventory) associated with or used in connection with the Business and located on the Premises, including, but not limited to, all furniture, fixtures, leasehold improvements and equipment located on the Premises, including, without limitation, those items listed on Schedule 1.32.

            1.33. GAAP.

      "GAAP" shall mean generally accepted accounting principles as applied by Sellers in a manner consistent with prior periods.

            1.34. Initial Purchase Price.

      "Initial Purchase Price" shall mean $35,000,000 in cash.

            1.35. Intangibles.

      "Intangibles" shall mean the following categories of intangible property owned or licensed by Sellers and necessary for the operation of the Business and listed on Schedule 1.35: all inventions, patents and patent applications; all registered and unregistered trademarks, service marks, trade dress, logos, trade names and brand names, and any combination of such names, including all goodwill associated therewith and all applications, registrations and renewals in connection therewith; all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith; all trade secrets and confidential business information (including ideas, research and development, know-how, compositions, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and market plans and proposals); all computer software and source code (including hard copy and soft copy as well as all data and related documentation); all financial models; all accounting systems, and all other intellectual or industrial property, provided, however, Intangibles shall specifically exclude all Intangibles related to the Retained Business.

            1.36. Inventory.

      "Inventory" shall mean all of Sellers' inventories of raw materials and work in process, good and useable by the Business, excluding any obsolete items; provided, however, Inventory shall specifically exclude all paper supplied by Gould.
            1.37. Joint Marketing Agreement.

      "Joint Marketing Agreement" shall mean the joint marketing agreement to be entered into between Buyer and Parent, the principal terms of which are set forth on Exhibit D attached hereto.

            1.38. Key Employees.

      "Key Employees" shall mean Mr. Alan J. Roberts, Mr. H. Johnson Mullis, Jr., Mr. David Burkhardt, Mr. James A. Casteen, Mr. William E. Downs, Mr. George
M. Lee, Mr. William A. Nanny, Jr., Mr. Harry Pollock, Mr. Michael E. Ransom, Mr. Daniel Sullivan, Mr. Todd E. Wilson and Rusty E. Ziegler, with whom Buyer shall enter into Employment Agreements in accordance with Section 5.7.

            1.39. Knowledge.

      "Knowledge" as to Sellers shall mean the actual knowledge, after reasonable inquiry, of H. Johnson Mullis, Jr., Steven R. Isaac, David E. Bosher, Bruce V. Thomas, C. Stephenson Gillispie, Jr., Vickie Templeman, Carla S. Keeney and David Butler.

            1.40. Law.

      "Law" shall mean any federal, state, local or other law or governmental requirement of any kind, and the rules, regulations and orders promulgated thereunder.

            1.41. October Balance Sheet.

      "October Balance Sheet" shall mean the internally prepared unaudited ProForma Balance Sheet of the Business setting forth the Purchased Assets and Assumed Liabilities as of October 31, 1998, included in the Financial Statements attached hereto.

            1.42. OSHA.

      "OSHA" means the Occupational Safety and Health Act, 29 U.S.C. ss.ss. 651 et seq., any amendment thereto, any successor statute, and any regulations promulgated thereunder.

            1.43. Parent.

      "Parent"  shall  mean  Cadmus  Communications   Corporation,   a  Virginia
corporation and the parent entity of Sellers.

            1.44. Permits.

      "Permits" shall mean all governmental approvals, authorizations, registrations, permits and licenses owned by either Seller that are used in the operation of the Business, and that may be transferred to Buyer, which Permits are listed on Schedule 1.44 hereto.

            1.45. Permitted Liens.

      "Permitted Liens" shall mean the liens listed on Schedule 1.45 hereto, together with liens for taxes not yet due and payable and encumbrances which, do not materially detract from the value of or materially impair the existing use of the property affected by such encumbrance.

            1.46. Person.

      "Person"   shall  mean  any   individual,   corporation,   proprietorship,
partnership, limited liability company, trust or other legal entity.

            1.47. Prepaid Assets.

      "Prepaid Assets" shall mean all prepaid property taxes, expenses and deposits of Sellers used in the operation of the Business, other than prepaid insurance premiums, which Prepaid Assets are listed on Schedule 1.47.

            1.48. Premises.

      "Premises" shall mean the real property and improvements owned or leased by Sellers and used in the operation of the Business, as described on Schedule
1.48 attached hereto.

            1.49. Printing Services Agreement.

      "Printing Services Agreement" shall mean the printing services agreement substantially in the form of Exhibit E attached hereto.

            1.50. Purchased Assets.

      "Purchased Assets" shall mean all of the assets used in or necessary to the operation of the Business, including but not limited to:

                  (a) the Accounts;
                  (b) the Assumed Leases;
                  (c) the Books and Records;
                  (d) the Computer Assets;

                  (e) the Contracts;
                  (f) the Customer List;
                  (g) the Fixtures and Equipment;
                  (h) the Intangibles;
                  (i) the Inventory;
                  (j) the Permits;
                  (k) the Prepaid Assets;

                  (l) all of Sellers rights, claims or causes of action against third parties relating to the Purchased Assets arising out of transactions occurring prior to the Closing Date; and
                  (m) Sellers interest in and to all telephone, telex and telephone facsimile numbers and other directory listings utilized primarily in connection with the Business;
      but shall specifically exclude the Excluded Assets.

            1.51. RCRA.

      "RCRA" means the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss. 6901 et seq., and any successor statute, and any regulations promulgated thereunder.

            1.52. Release.

      "Release" means release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the environment or into or out of any Business property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Business property.

            1.53. Remedial Action.

      "Remedial Action" means actions required to by Governmental Authority (i) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment; (ii) prevent the Release or threatened Release or minimize the further Release of Contaminants or (iii) investigate and determine if a remedial response is required by a Governmental Authority and to design such a response and post-remedial investigation, monitoring, operation and maintenance.

            1.54. Retained Business.

      "Retained Business" shall mean all assets and operations of Sellers not included in the Purchased Assets, including, but not limited to, all assets and operations used in Sellers' "Rack Brochure" business, the Excluded Assets, the business associated with Cadmus Specialty Packaging and Promotional Printing, and the businesses of Sellers and Parent, other than the Business.

            1.55. Retained Liabilities.

      "Retained Liabilities" shall mean all liabilities or obligations of each Seller, direct or indirect, known or unknown, absolute or contingent, not expressly assumed by Buyer pursuant to the Assignment and Assumption Agreement, including without limitation (i) any intra-company or inter-company obligations between each Seller or any of its Affiliates and the Business; (ii) any obligation of the Business with respect to indebtedness for borrowed money;
(iii) all liabilities relating to the Retained Business; (iv) any liabilities in respect of Taxes for which either Seller is liable, except for (A) Taxes that Buyer is to pay under Section 2.4 and (B) property taxes with respect to periods (or portions thereof) after the Closing Date; (v) any liabilities or obligations in respect of any Excluded Assets; (vi) any liabilities in respect of the claims or proceedings described in Schedule 3.5; (vii) any liabilities and obligations related to, associated with or arising out of (i) the occupancy, operation, use or control of any of the Premises on or prior to the Closing Date or (ii) the operation of the Business on or prior to the Closing Date, in each case incurred or imposed by any Environmental Law (including, without limitation, any Release of any Contaminant on, at or from (1) the Premises, including, without limitation, all facilities, improvements, structures and equipment thereon, surface water thereon or adjacent thereto and soil or groundwater thereunder, or any conditions whatsoever on, under or in the vicinity of such real property) or
(2) any real property or facility owned by a third Person to which Contaminants generated by the Business were sent for treatment or disposal prior to the Closing Date; (viii) except as provided in Section 5.7 (relating to the shared severance obligation described therein), all liabilities, whether direct, indirect, contingent or otherwise, relating to all employee benefit plans, programs, agreements or arrangements of any kind whatsoever of either Seller and its Affiliates; and (ix) accrued liabilities of any kind required to be reflected on the Closing Balance Sheet prepared in accordance with GAAP which were not reflected thereon as a dollar amount.

            1.56. Seller or Sellers.

      "Seller" or "Sellers" shall mean each of Washburn Graphics, Inc., a North Carolina corporation and Washburn of New York, Inc., a New York corporation.

            1.57. Sellers' Closing Certificate.

      "Sellers' Closing Certificate" shall mean the certificate of Sellers substantially in the form of Exhibit F hereto.

            1.58. Services Agreement.

      "Services   Agreement"  shall  mean  the  transition   services  agreement
substantially in the form of Exhibit G hereto.

            1.59. Significant Customer.

      "Significant Customer" shall mean each of the ten largest customers of Sellers, collectively, as listed on Schedule 1.59.

            1.60. Tax or Taxes.

      "Tax" or "Taxes" shall mean: (i) any federal, state, county, local, or other net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, value added, transfer, stamp, or environmental tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any governmental authority; and (ii) any liability for the payment of amounts with respect to payments of a type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group, or as a result of any obligation under any Tax sharing arrangement or Tax indemnity agreement.

            1.61. Tax Return.

      "Tax Return" shall mean any report, return, information return, statement or other information required to be supplied to a taxing authority in connection with Taxes (including any attached schedules), including, without limitation, any return of an affiliated or combined or unitary group, claim for refund, amended return, or declaration of estimated Tax.

                                   ARTICLE II
                  PURCHASE AND SALE; ASSIGNMENT AND ASSUMPTION

            2.1.  Sale of Purchased Assets.

      (a) At the Closing, Sellers shall sell, convey, transfer, assign and deliver to Buyer the Purchased Assets, free and clear of all liens, claims, mortgages or encumbrances, except for Permitted Liens. Sellers will execute and deliver the Bill of Sale and such other documents of transfer and assignment as may be necessary to consummate the foregoing.

      (b) At the Closing, Buyer shall purchase the Purchased Assets and in full payment therefor (i) shall assume all of Sellers' rights and obligations under the Assumed Liabilities and (ii) shall pay Sellers by wire transfer in immediately available funds an amount equal to the Initial Purchase Price.

            2.2.  Adjustment of Purchase Price.

      (a) Within 45 days after the Closing Date, representatives of Buyer shall prepare and deliver to Sellers a draft Closing Balance Sheet as of the Closing Date, prepared in a manner consistent with the October Balance Sheet except: (i) that there shall be no reserves recorded for Accounts, (ii) with respect to Inventory, representatives of Buyer and Sellers will jointly determine the value thereof at the lower of cost or market and the portion thereof which is not good and useable by the Business or obsolete, and Inventory, as reflected on the Closing Balance Sheet, shall be reduced by the amounts of such Inventory which is not good and useable by the Business or obsolete and (iii) there shall be no depreciation taken for the period commencing on October 31, 1998 and ending on the Closing Date. If either Seller shall have any objections to such draft balance sheet, it will deliver a detailed statement describing its objections to the other party within 15 days after receipt thereof. Buyer and Sellers will use their reasonable best efforts to resolve any such objections. If a final resolution is not obtained within 10 days after Buyer has received the statement of objections, Buyer and Sellers will select an accounting firm mutually acceptable to them to resolve any remaining objections. If Buyer and Sellers are unable to agree on the choice of an accounting firm, they will select a "Big 5" firm by lot after excluding Arthur Andersen, LLP. The accounting firm shall resolve the unresolved objections as promptly as reasonably practicable and deliver written notice to each of Buyer and Sellers setting forth its resolution of the disputed matters. In addition, if Buyer and Sellers have a dispute over the determination of Inventory the accounting firm will resolve such dispute.

      (b) Buyer will revise the draft Closing Balance Sheet, as appropriate, to reflect the resolution of all objections (as agreed upon by the parties or directed by such accounting firm) and deliver the revised balance sheet to Sellers within 5 days after the resolution of such objections. Such revised balance sheet shall constitute the "Final Balance Sheet."

      (c) The Initial Purchase Price is subject to adjustment, upward or downward on a dollar for dollar basis, based upon the change in the net book value between the October Balance Sheet and the Final Balance Sheet. "Net book value" shall be measured by the difference between the Purchased Assets and Assumed Liabilities as reflected on the applicable balance sheet. If the "net book value" reflected on the Final Balance Sheet is greater than the "net book value" reflected on the October Balance Sheet, Buyer shall pay Sellers in cash the amount of the difference. If the "net book value" reflected on the Final Balance Sheet is less than the "net book value" reflected on the October Balance Sheet, Seller shall pay Buyer in cash the amount of the difference. Any payment required by this subsection shall be made within five days after the Final Balance Sheet is finally determined. The Closing Balance Sheet is to reflect (i) prepaid property taxes as an asset and (ii) accrued property taxes payable by the person who is the owner of the property after the Closing Date as a liability. The parties agree that all property taxes (including, without limitation, property taxes payable by the tenant or lessee under any lease) will be pro-rated as of the Closing Date and that, notwithstanding any other provision of this Agreement, the economic burden of any property tax will be borne by Sellers for all periods (or portions thereof) through the Closing Date ("Pre-Closing Period") and by Buyer for all periods (or portions thereof) after the Closing Date ("Post-Closing Period"). Accordingly, notwithstanding any other provision of this Agreement, (i) if either Seller pays a property tax with respect to a Post-Closing Period, Buyer will reimburse such Seller upon demand for the amount of such property tax to the extent it is not reflected as an asset on the Final Balance Sheet; and (ii) if Buyer pays a property tax with respect to a Pre-Closing Period, the appropriate Seller will reimburse Buyer upon demand for the amount of such property tax to the extent it is not reflected as a liability on the Final Balance Sheet.

      (d) If any unresolved objections are submitted to an accounting firm for resolution as provided above, Buyer and Sellers will share equally the fees and expenses of such accounting firm.

            2.3.  Collection of Accounts.

      (a) During the 90-day period following the Closing Date (the "Collection Period"), Buyer shall collect the Accounts in accordance with its collection practices, except that with respect to any particular Account, Buyer shall be under no obligation to commence or not to commence litigation to effect collection. Buyer shall not make any adjustment, concession or settlement with respect to any particular Account without first obtaining the written consent of Sellers, which shall not be unreasonably withheld or delayed.

      (b) After the Collection Period and through the 30 days thereafter, Buyer may notify Sellers of Buyer's desire to sell all of an Account which is then outstanding (a "Reassigned Account"). Any such notice to Sellers shall be in writing, shall include a certification by Buyer that Buyer has not made any adjustment, concession or settlement with respect to such Reassigned Account that Buyer desires to sell to Sellers, except as contemplated in Section 2.3(a), and shall be signed by any Senior Vice President of R.R. Donnelley Financial Business Unit. Within five days of receipt of such notice, Sellers shall pay to Buyer, by wire transfer of immediately available funds to such bank account as Buyer shall designate in writing to Sellers, the amount of such Reassigned Account set forth in Buyer's notice, plus interest thereon, if any, from the fifth day after receipt of Buyer's notice to the date of payment thereof at the Agreed Rate therefor. Upon receipt of payment therefor, Buyer shall transfer to Sellers, without recourse or warranty, all of Buyer's right, title and interest in, to and under such Reassigned Account sold to Sellers pursuant to this
Section 2.3. If Buyer shall receive any remittance from any account debtors with respect to any account transferred to Sellers pursuant to this Section 2.3(b), Buyer shall endorse such remittance to the order of Sellers and forward it to Sellers immediately upon receipt thereof.

      (c) If, after the Closing Date, Sellers shall receive any remittance from any account debtors with respect to the Accounts (excluding any Reassigned Accounts reassigned to Sellers), Sellers shall endorse such remittance to the order of Buyer and forward it to Buyer immediately upon receipt thereof, and any such amounts shall be deemed to have been collected by Buyer for purposes of this Section 2.3.

      (d)  The  parties  agree  that,  in  the  absence  of  specific   customer
instructions to apply, or not to apply, payments to specific invoices, the payments received by Buyer from customers of the Business subsequent to the Closing Date shall be applied against the oldest outstanding balances of such Accounts.

      (e) During the period beginning after the time Buyer re-assigns any Accounts to Seller, a payment from a customer shall be deemed to be payment of a Reassigned Account if (i) instructions received from the customer indicate that the payment applies to the Reassigned Account, (ii) Buyer has not continued to do business with the customer after the Closing Date or (iii) for the first 90 days after the assignment of the Reassigned Account, the payor shall not have directed, in writing, that the amount paid be applied to any receivable that is not a Reassigned Account.

            2.4. Transfer or Sales Taxes.

      Buyer will pay all sales, stamp, recordation, real property transfer and gains, and similar Taxes arising out of, or related to, the transactions contemplated by this Agreement. Each of the Sellers agrees to timely sign and deliver such certificates or forms as may be reasonably requested by Buyer at least one day before the Closing Date and reasonably necessary and appropriate to establish an exemption from (or otherwise reduce), and cooperate with Buyer as reasonably necessary to file Tax Returns with respect to, such Taxes.

            2.5. Allocation of Purchase Price.

      (a) Within 30 days after determination of the final Purchase Price pursuant to Section 2.2, Buyer shall deliver to Sellers a schedule (the "Allocation Schedule") allocating the Purchase Price (including, for purposes of this Section 2.5, any other consideration paid to Sellers, including the Assumed Liabilities to the extent they constitute part of the amount realized by Sellers for federal income tax purposes and excluding any amount constituting imputed interest or original issue discount for such purposes) among the Purchased Assets. Sellers shall have a period of 15 days after receipt of the Allocation Schedule to present in writing to Buyer any objections thereto, and the Allocation Schedule shall be deemed to be acceptable to Sellers, and shall become final and binding on the parties, except to the extent that Sellers shall have presented such written objection within such time period. If Seller shall raise any such objection within such 15 day period, Buyer and Sellers will use their reasonable best efforts to resolve such objection. If a final resolution is not obtained within 10 days after Buyer has received the statement of objections, the dispute shall be submitted to a mutually acceptable accounting firm or otherwise resolved in accordance with the procedure set forth in Section 2.2(a). This allocation is intended to comply with the requirements of Section 1060 of the Code and the regulations thereunder, and no party shall take any position inconsistent with this allocation for income tax purposes, except that Buyer's cost for the Purchased Assets may differ from the amount so allocated to the extent necessary to reflect Buyer's capitalized acquisition costs other than the amount realized by Sellers. Buyer and Sellers each agrees to file Internal Revenue Service From 8594, and all applicable federal state, local and foreign Tax Returns, in accordance with the final Allocation Schedule. Buyer and Sellers each agrees to provide the other promptly upon request with any other information required to complete Form 8594.


                                   ARTICLE III
              REPRESENTATIONS AND WARRANTIES OF SELLERS AND PARENT

      Sellers and Parent, jointly and severally, represent and warrant to Buyer that:

            3.1.  Organization and Good Standing; Subsidiaries and Investments.

      (a) Each of the Sellers is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina or the State of New York, as the case may be, and each has full corporate power and authority to enter into and perform its obligations hereunder. Each Seller has full corporate power to carry on the Business as it is now being conducted and to own, operate and hold under lease its assets and properties as, and in the places where, such properties and assets now are owned, operated or held.

      (b) Parent is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia and has full corporate power and authority to enter into and perform its obligations hereunder. Parent has full corporate power to carry on the Business as it is now being conducted and to own, operate and hold under lease its assets and properties as, and in the places where, such properties and assets now are owned, operated or held.

      (c) Except as set forth in Schedule 3.1, each of the Sellers does not, directly or indirectly, (i) own, of record or beneficially, any outstanding voting securities or other equity interests in any corporation, partnership, joint venture or other entity which is involved in or relates to the Business or
(ii) control any corporation, partnership, joint venture or other entity which is involved in or relates to the Business, other than its ownership of the Purchased Assets.

            3.2.  Foreign Qualification.

      Schedule 3.2 attached hereto lists each foreign jurisdiction where each Seller is qualified to do business as a foreign corporation and is in good standing. There is no jurisdiction where the failure of either Seller to qualify to do business as a foreign corporation would have a material adverse effect on either Sellers' operations, financial condition or assets.

            3.3.  Authorization; Enforceability.

      The execution, delivery and performance by Parent and each of the Sellers of this Agreement and of all of the documents and instruments contemplated hereby to which it is a party are within the corporate power of Parent and each of the Sellers and have been duly authorized by all necessary corporate action of Parent and each of the Sellers. This Agreement is, and the other documents and instruments required hereby to which Parent and each of the Sellers is a party will be, when executed and delivered by Parent and each of the Sellers and the parties thereto, the valid and binding obligations of Parent and each of the Sellers, enforceable against Parent and each of the Sellers in accordance with their respective terms.

            3.4. Conflicts or Violations; Required Consents.

      Except as set forth in Schedule 3.4(a) attached hereto, the execution, delivery and performance of this Agreement by Parent and each of the Sellers do not and will not violate or conflict with any provision of the Articles of Incorporation or Bylaws of Parent or either Seller, as the case may be, any Law, judgment, order or decree binding on Parent or either Seller, or any Contract, Assumed Lease, mortgage, deed of trust, indenture, Permit, license, franchise, commitment, authorization or concession, or other agreement or instrument to which Parent or either Seller is a party or by which it is bound.

      Except as set forth on Schedule 3.4(b) hereto, except for the filing of Premerger Notification and Report Forms under the HSR Act and except for certain of the equipment leases listed on Schedule 1.6(b) which have annual payments of less than $25,000, no consent of any Person, and no notice to, filing or registration with, or authorization, consent or approval of, any governmental, regulatory or self-regulatory agency is necessary or is required to be made or obtained by Parent or either Seller in connection with the consummation of the transactions contemplated by this Agreement.

            3.5.  Litigation.

      Except as set forth on Schedule 3.5 hereto, there is no litigation, arbitration proceeding, governmental investigation, citation or action of any kind pending or, to the Knowledge of either Seller, proposed or threatened against either Seller, relating to the Business, the Purchased Assets, the Assumed Liabilities, this Agreement or the transactions contemplated by this Agreement.

            3.6.  Compliance with Law.

      Except as set forth on Schedule 3.6. hereto, the conduct of the Business, the use of the Purchased Assets and performance under the Contracts by either Seller has not violated, since January 1, 1998, and currently does not violate or conflict with any Law.

            3.7.  Environmental Conditions.

      Except as set forth in Schedule  3.7, to each of the  Sellers'  Knowledge:

      (a) the operations of the Business comply in all material respects with all applicable Environmental Laws;

      (b) each Seller has, in respect of the Business, obtained all environmental, health and safety Permits necessary for its operation, all such Permits are in good standing and each Seller is in compliance in all material respects with all terms and conditions of such Permits;

      (c) none of the Sellers, with respect to the Business, or any of the Premises or, to either Sellers' Knowledge, any prior properties or operations of the Business, is subject to any on-going investigation by, order from or agreement with any Person (including without limitation any prior owner or operator of Division Property) respecting (i) any Environmental Law, (ii) any Remedial Action or (iii) any claim of Losses and Expenses arising from the Release or threatened Release of a Contaminant into the environment;

      (d) Neither Seller is, with respect to the Business, subject to any judicial or administrative proceeding, order, judgment, decree or settlement alleging or addressing a violation of or liability under any Environmental Law;

      (e) Neither Seller has with respect to the Business:

          (i) reported a Release of a hazardous substance pursuant to Section 103(a) of CERCLA, or any state equivalent;

          (ii) filed a notice pursuant to Section 103(c) of CERCLA;

          (iii) filed notice pursuant to Section 3010 of RCRA, indicating the generation of any hazardous waste, as that term is defined under 40 CFR Part 261 or any state equivalent; or

          (iv) filed any notice under any applicable Environmental Law reporting a substantial violation of any applicable Environmental Law;

      (f) there is not now, nor to the Knowledge of either Seller has there ever been, on or in any of the Premises:

          (i) any treatment, recycling, storage or disposal of any hazardous waste, as that term is defined under 40 CFR Part 261 or any state equivalent, that requires or required a Permit pursuant to Section 3005 of RCRA; or

          (ii) any underground storage tank or surface impoundment or landfill or waste pile.

      (g) there is not now on or in any of the Premises any polychlorinated biphenyls (PCB) used in pigments, hydraulic oils, electrical transformers or other equipment;

      (h) Neither Seller has, with respect to the Business, received any notice or claim, including information requests under CERCLA, to the effect that it is or may be liable to any Person as a result of the Release or threatened Release of a Contaminant;

      (i) no environmental encumbrance has attached to any of the Premises; and

      (j) any asbestos-containing material which is on or part of any of the Premises is in good repair according to the current standards and practices governing such material, and its presence or condition does not violate any currently applicable Environmental Law.

            3.8.  Permits.

      The Permits represent all permits required to operate the Business as currently conducted by Sellers, and there are no additional permits for which the failure to obtain would have a material adverse effect on the Business or the Purchased Assets. The Permits are in full force and effect, and have been and are being complied with in all material respects. Each Seller agrees to use its best efforts to assist Buyer in effecting the replacement, renewal or transfer of the Permits. In addition, Seller agrees to use its best efforts to assist Buyer in obtaining any air and waste water permits necessary to operate the Business as currently conducted.

            3.9.  Taxes.

      Except as set forth on Schedule 3.9 hereto: (i) each Seller has timely filed or caused to be filed all required Tax Returns relating to the Purchased Assets, the Assumed Liabilities and the Business which, if not so filed, could reasonably be expected to have a material adverse effect on the Purchased Assets or the results of operations of the Business and has timely paid all Taxes due pursuant to such Tax Returns, and there are no unpaid Taxes due and payable the nonpayment of which could result in a lien upon any of the Purchased Assets or could cause Buyer to incur any liability other than the Assumed Liabilities;
(ii) all such Tax Returns are complete and accurate in all material respects and, to the extent applicable, disclose all Taxes required to be paid in respect of the Purchased Assets, the Assumed Liabilities and the Business; (iii) there is no action, suit, investigation, audit, claim or assessment pending or, to either Seller's Knowledge, proposed with respect to Taxes applicable to the Purchased Assets, the Assumed Liabilities and the Business; (iv) neither Seller has waived any statute of limitations in respect of Taxes applicable to the Purchased Assets, the Assumed Liabilities and the Business which waiver is currently in effect; (v) all monies required to be withheld by either Seller for Taxes (including, without limitation, from employees of the Business for income Taxes and social security and other payroll Taxes) with respect to the Business have been collected and withheld, and either paid to the respective taxing authorities or set aside in accounts for such purpose; (vi) to the extent constituting an Assumed Liability, no payment or other benefit, and no acceleration of the vesting of any options, payments or other benefits, will be, as a direct or indirect result of the transactions contemplated by this Agreement, an "excess parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code and the Treasury Regulations thereunder; and (vii) no payment to either Seller contemplated by this Agreement is subject to withholding under Section 1445 of the Code.

            3.10. Title to Purchased Assets.

      The Sellers own good, valid and marketable title to all of the Purchased Assets free and clear of any and all mortgages, liens, encumbrances, charges, claims, restrictions, pledges, security interests or impositions, except Permitted Liens. Upon delivery of the Purchased Assets to Buyer at the Closing and upon Buyer's payment of the Initial Purchase Price and assumption of the Assumed Liabilities, good, valid and marketable title to the Purchased Assets, free and clear of all mortgages, liens, encumbrances, charges, claims, restrictions, pledges, security interests or impositions, except Permitted Liens, will pass to Buyer.

            3.11. Condition of Fixtures and Equipment.

      The Fixtures and Equipment, taken as a whole, are in good operating condition and repair, subject to ordinary wear and tear, and are generally fit for the purposes for which they are being utilized. The Fixtures and Equipment listed on Schedule 1.32 hereto constitute all Fixtures and Equipment as of October 31, 1998, with a book value in excess of $2,000 per item.

            3.12. Customer List.

      Prior to the date hereof, the Sellers will have delivered to Buyer the Customer List and such Customer List will be updated by Sellers prior to the Closing. Except as set forth in Schedule 3.12, neither Seller has received in writing any notice of, nor to the Knowledge of either Seller, does there exist, any actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship of the Sellers with any Significant Customer.

            3.13.Contracts and Assumed Leases.

      The Sellers have provided to Buyer true and complete copies of all of the Contracts and Assumed Leases (including all amendments or modifications thereto). Each Contract and each Assumed Lease is in full force and effect and is enforceable in accordance with its terms, except as the enforcement thereof may be limited or otherwise affected by bankruptcy, insolvency, reorganization, moratorium or other laws generally affecting the rights of creditors and subject to general equity principles (whether considered at law or in equity). Neither Seller is, and to the Knowledge of Sellers no other party is, in breach or violation of, or default under, and to the Knowledge of Sellers there is no valid basis for a claim of breach or violation of, or default under, any such Contracts or Assumed Leases, and no event has occurred that constitutes or, with the lapse of time or the giving of notice, or both, would constitute such a breach or violation or default by either Seller, or to the Knowledge of Sellers, any other party under any of the Contracts or Assumed Leases, thereunder. Except as set forth on Schedule 3.4(a) hereto, all rights under the Contracts and Assumed Leases may be enjoyed, and all obligations or services required to be performed, under the Contracts and Assumed Leases may be performed by Buyer, without any further consents or assignments. Neither Seller has made any prior assignment of any Contract or Assumed Lease or any of its respective rights or obligations thereunder.

            3.14. Books and Records.

      The Books and Records are complete and accurate in all material respects and have been maintained in accordance with customary industry practices and constitute the Customer List, the financial and accounting records, purchase orders and invoices, sales orders and sales order log books, credit and collection records, correspondence and miscellaneous records with respect to customers and supply sources and all other general correspondence, records, books and files relating to the Business, provided, however, that in connection with the Books and Records containing more information than the Business, only as such portion relates to the Business.

            3.15. Employment Agreements and Benefits.

      (a) Seller Plans. Schedule 3.15 sets forth a true and complete list of each Employee Benefit Plan maintained by either Seller. Except as disclosed on
Schedule 3.15: (i) neither Seller has maintained any employee pension benefit plan subject to Title IV of ERISA, during the last ten years and (ii) neither Seller has been required to contribute to any "multiemployer plan" (as such term is defined in Section 3(37) of ERISA).

      (b) Compliance With Law; Controlled Group Liabilities. Each Employee Benefit Plan maintained by either Seller complies, and has been administered to comply, in all material respects with all requirements of law and regulations applicable thereto, and there has been no notice issued by any governmental authority questioning or challenging such compliance. There are no actions, suits or claims (other than routine claims for benefits) pending or, to either Sellers' Knowledge, threatened involving such plans or the assets of such plans. Neither Seller has any obligations for which Buyer will bear any liability under any of such Employee Benefit Plans (whether welfare plans or otherwise) to provide health or death benefits to or in respect of former employees, except as specifically required by the continuation requirements of Part 6 of Title I of ERISA. No payments will be triggered as a result of the transaction contemplated by this Agreement for which Buyer will bear any liability (other than the shared severance obligation described in Section 5.7). Neither Seller has any material liability of any kind whatsoever, whether direct, indirect, contingent or otherwise, (i) on account of any violation of the health care requirements of
Part 6 of Title I of ERISA or Section 4980B of the Code, (ii) under Section 502(i) or Section 502(l) of ERISA or Section 4975 of the Code, (iii) under
Section  302 of ERISA or  Section  412 of the Code,  or (iv)  under  Title IV of
ERISA.

      (c) Indemnity. Seller hereby agrees to indemnify Buyer and its Affiliates and to defend and hold Buyer and its Affiliates harmless from and against any and all liabilities, claims, losses and expenses arising out of any claims by or in respect of the receipt by Buyer's Code section 401(k) plan of a rollover of a distribution from Seller's Code section 401(k) plan payable in connection with treating the transactions contemplated by this Agreement as a distribution event with respect to Seller's Code section 401(k) plan. Notwithstanding any other provision of this Agreement to the contrary, the indemnitees provided for herein shall be in addition to those contained in Article VIII, shall not be subject to any minimum or maximum amount of liability or other basket or monetary limitation, and shall survive until 60 days after the expiration of the applicable statute of limitations with respect thereto.

            3.16. Employee Matters.

      All of the Employees are employed by Sellers. The Employees constitute all employees that are primarily engaged on the date of this Agreement in the operation of the Business. The Employees constitute substantially all of the employees necessary for the conduct of the Business.

      Except for wages and benefits accrued in the ordinary course of the Business, Seller is not indebted to nor a creditor of any Employee. All of the material independent contractors currently engaged by Sellers in the conduct of the Business are set forth on Schedule 3.16(a) hereto. To Sellers' Knowledge, each Seller is in compliance with all applicable federal and state laws (including, without limitation, OSHA) respecting employment, wages and hours with respect to the Employees and is not liable for any arrears of wages or any Taxes or penalties for failure to comply with the foregoing. Except as set forth on Schedule 3.16(b) hereto, no complaints have been filed or, to Sellers'
Knowledge, have been threatened to be filed against either Seller with any federal, state, or local court or agency having jurisdiction over such matters alleging that either Seller has violated any Law governing employment discrimination (of any kind), labor-management relations, wages and hours, safety and health, immigration, contracting with government, or any common law dealing with employment. Neither Seller has been threatened by any former employee of the Business with any suit alleging wrongful termination and, to Sellers' Knowledge, there are no facts which might form a basis for such a suit.

      Except as set forth on Schedule 3.16(c) attached hereto, with respect to the Employees, neither Seller is a party to, bound by, or negotiating in respect of any collective bargaining agreement or any other agreement with any labor union, association or other employee group, nor is any Employee represented by any labor union or similar association. No labor union or employee organization has been certified or recognized as the collective bargaining representative of any Employee. Except as set forth on Schedule 3.16(c) attached hereto, to the Knowledge of either Seller, there are no formal union organizational campaigns or representation proceedings underway or formally threatened with respect to any Employee nor are there any existing or threatened labor strikes, work stoppages, slowdowns, disputes, grievances, unfair labor practice charges, labor arbitration proceedings or other disturbances affecting any Employee. Schedule
1.24 contains a true and complete list of the names, title and annual base salary for the preceding fiscal year for all Employees.

            3.17. Affiliated Transactions.

      Except as set forth on Schedule 3.17 hereto, neither Seller has purchased, licensed or leased or otherwise acquired any property or assets or obtained any services from, or sold, licensed, leased or otherwise disposed of any property or assets or provided any services to any Employee (except with respect to remuneration for services as an employee of either Seller), shareholder, officer, or director, or affiliate of any of the foregoing. Except as set forth on Schedule 3.17 hereto, neither Seller owes any contractual obligation or commitment to any of the foregoing (other than compensation for current services not yet due and payable and reimbursement expenses arising in the ordinary course of business) and none of the foregoing owes any amount or has any contractual obligation to either Seller.

            3.18. Fees and Expenses of Brokers and Others.

      Neither Seller is committed to any liability for any brokers' or finders' fees or any similar fees in connection with the transactions contemplated by this Agreement, and has not retained any broker or other intermediary to act on its behalf in connection with the transactions contemplated by this Agreement, except that Parent has retained Lighthouse Holdings, LLC to represent it and Sellers in connection with such transactions. Pursuant to a separate agreement with Parent, Lighthouse Holdings, LLC will be paid a fee upon the consummation of the transactions contemplated by this Agreement. Such fee and all other fees and expenses (including attorneys' and accountants' fees) of Parent in connection with the transactions contemplated herein shall be the responsibility of Parent.

            3.19. Insurance.

      All of the insurable Purchased Assets are insured for the benefit of Sellers or are self-insured by Sellers in accordance with Sellers past practices in the conduct of the Business, and will be so insured through the Closing Date, in amounts and against risks reasonably deemed adequate by Sellers. Sellers have delivered complete copies of such policies to Buyer.

            3.20. Intangibles.

      Each Seller owns exclusively or has the exclusive right to use, pursuant to license, sublicense, agreement or permission, all Intangibles necessary or customarily used for the operation of the Business as presently conducted and which are listed on Schedule 1.35. Each item of Intangibles owned or used by either Seller in the conduct of the Business immediately prior to Closing will be owned or available for use by Buyer on substantially identical terms and conditions immediately subsequent to the Closing. To the Sellers' Knowledge, each has taken all necessary action to maintain and protect each item of Intangibles that it owns or uses and no owned item of Intangibles has been abandoned. Each item of Intangibles used by either Seller pursuant to license or other authorization of a third party is used with the authorization of such third party and, to the Knowledge of either Seller, every other claimant of such Intangibles thereto. (i) To Sellers' Knowledge, neither Seller has interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights of any third party; (ii) neither Seller has received any charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation (including any claim that either Seller must license or refrain from using any intellectual property rights of any third party); and (iii) to Sellers' Knowledge, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intangibles rights of either Seller.

            3.21. Intentionally Deleted.

            [Intentionally Deleted]

            3.22. Financial Statements.

      The Financial Statements present fairly the financial condition and results of operations of the Business as of the dates, and for the periods indicated. The Financial Statements have been prepared in accordance with the Books and Records of the Sellers and do not reflect any transactions which are not bona fide transactions.

            3.23. No Adverse Change.

      Except as set forth in Schedule 3.23, since October 31, 1998, the Business has been operated in the ordinary course and there has been no change and no fact or condition exists or to the Knowledge of either Seller, is contemplated or threatened (other than general economic or industry conditions) which might cause such a change in the future in the Purchased Assets, or in the condition or future prospects of the Business, financial or otherwise, which individually or in the aggregate, might have a material adverse effect on the properties or condition, financial or otherwise, or in the results of operations or future operations, of the Business. Without limiting the foregoing, since October 31, 1998, there has not been: (a) any loss, damage, condemnation or destruction to any of the properties of the Business (whether covered by insurance or not); (b) any loss or to Sellers' Knowledge, threatened loss of any Significant Customer or any Key Employee; (c) any increase in the rate of compensation payable or to become payable, to any Employee, or any change in any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement or other employee benefit plans with any Employee, other than customary increases or adjustments granted to Employees in accordance with past practice; (d) any material amendment, termination or modification of any Contract, except in the ordinary course of Business and consistent with past practices; (e) any mortgage, pledge, lien or encumbrance made on any of the Purchased Assets, except for Permitted Liens; (f) any sale, transfer or other disposition of assets of the Business, other than in the ordinary course of the Business or as contemplated by this Agreement; (g) any cancellation of any debts owed to or claims held by the Business (including the settlement of any claims or litigation) other than in the ordinary course of the Business consistent with past practice; (h) any creation of any indebtedness for borrowed money in respect of the Business; (i) any acceleration or delay in collection of notes or accounts receivable generated by the Business in advance of or beyond their regular due dates or the dates when the same would have been collected in the ordinary course of the Business consistent with past practice; (j) any delay or acceleration in payment of any account payable or other liability of the Business beyond or in advance of its due date or the date when such liability would have been paid in the ordinary course of the Business consistent with past practice; or (k) any change in the accounting principles and practices used by Sellers from those applied in the preparation of the October Balance Sheet and the related statements of income and cash flow for the period then ended.

            3.24. Availability of Assets.


      (a) Except as set forth in Schedule 1.29, the Purchased Assets constitute all the assets used in the Business (including, but not limited to, all books, records, computers and computer programs and data processing systems), except for any such assets the failure of which to have would not have a material adverse effect on the Buyer's ability to operate the Business.

      (b) Schedule 3.17 sets forth a description of all material services provided by either Seller or any Affiliate of either Seller with respect to the Business utilizing either (i) assets not included in the Purchased Assets or
(ii) employees not listed in Schedule 1.24.

            3.25. Disclosure.

      None of the representations or warranties of Seller and Parent contained herein and none of the information contained in the Schedules referred to in this Article III is false or misleading in any material respect or omits to state a fact herein or therein necessary to make the statements herein or therein not misleading in any material respect.

            3.26. Year 2000 Matters.

      The equipment and the Computer Assets that are included in the Purchased Assets (the "Systems") are Year 2000 Compliant or, as to Systems that are not yet Year 2000 Compliant, all actions necessary to be taken by Sellers to make such Systems Year 2000 Compliant by June 30, 1999 have been taken by Sellers or their agents. The term "Year 2000 Compliant" as used herein means that the Systems (i) are capable of recognizing, processing, managing, representing, interpreting and manipulating correctly date related data for dates earlier and later than January 1, 2000, (ii) have the ability to provide date recognition for any data element, (iii) have the ability to automatically function into and beyond the year 2000 without human intervention and without any change in operations associated with the advent of the year 2000, (iv) have the ability to correctly interpret data, dates and time into and beyond the year 2000, (v) have the ability not to produce noncompliance in existing information, nor otherwise corrupt such data into and beyond the year 2000, and (vi) have the ability to correctly process on and after January 1, 2000 data containing dates before that date.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF BUYER

      Buyer hereby represents and warrants to each Seller and Parent that:

            4.1.  Organization.

      Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to enter into and perform its obligations hereunder.

            4.2.  Authorization; Enforceability.

      The execution, delivery and performance by Buyer of this Agreement and of all of the documents and instruments contemplated hereby to which each is a party are within the corporate power of Buyer and have been duly authorized by all necessary corporate action of Buyer. This Agreement is, and the other documents and instruments required hereby to which Buyer is a party will be, when executed and delivered by Buyer, the valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms.

            4.3.  No Conflict or Violation; Required Consents.

      The execution, delivery and performance of this Agreement by Buyer does not and will not violate or conflict with any provision of the Articles of Incorporation or Bylaws of Buyer, any Law, judgment, order or decree binding on Buyer or any contract, lease, mortgage, deed of trust, indenture, permit, license, franchise, commitment, authorization or concession, or other agreement or instrument applicable to Buyer.

      Except as set forth on Schedule 4.3 hereto and except for the filing of Premerger Notification and Request Forms under the HSR Act and any filing requirement necessary under the Securities Exchange Act of 1934, as amended, no consent of any person, and no notice to, filing or registration with, or authorization, consent or approval of, any governmental, regulatory or self-regulatory agency is necessary or is required to be made or obtained by Buyer in connection with the consummation of the transactions contemplated in this Agreement.

            4.4.  No Litigation.

      There is no litigation, arbitration proceeding, governmental investigation, citation or action of any kind pending or, to the knowledge of Buyer, proposed or threatened against Buyer relating to this Agreement or the transactions contemplated hereby.

            4.5.  Fees and Expenses of Brokers and Others.

      Buyer is not committed to any liability for any brokers' or finders' fees or any similar fees in connection with the transactions contemplated by this Agreement, and has not retained any broker or other intermediary to act on its behalf in connection with the transactions contemplated by this Agreement.

                                    ARTICLE V
                      CERTAIN UNDERSTANDINGS AND AGREEMENTS

            5.1.  Conduct of Seller Prior to Closing.

      From the date  hereof  through the  Closing  Date,  each Seller and Parent shall cause the Business to be conducted in the ordinary course and in accordance with past practice and shall not take any action inconsistent therewith, except as otherwise permitted by this Agreement or consented to by Buyer in writing, which consent shall not be unreasonably withheld. Without limiting the generality of the foregoing, each Seller and Parent shall: (a) keep full and complete Books and Records; (b) maintain in full force and effect the insurance policies heretofore maintained on the Purchased Assets (or policies providing substantially the same coverage); (c) take such commercially reasonable action as may be necessary to preserve the Purchased Assets in good condition, normal wear and tear excepted; (d) promptly advise Buyer in writing of any loss or threatened loss of a Significant Customer or an Employee or any other material adverse change in the Business, the Purchased Assets or Assumed Liabilities that has occurred or which each Seller and Parent reasonably believe will occur; (e) use their best efforts to preserve the Business intact, and to preserve for Buyer the existing goodwill of the suppliers, customers and others having business relations with each Seller and Parent in the conduct of the Business; and (f) comply with all Laws applicable to each Seller and Parent in the conduct of the Business.

            5.2.  Negative Covenants.

      From the date hereof through the Closing Date, each Seller and Parent will not, with respect to the Business, except as otherwise permitted by this Agreement or consented to by Buyer in writing: (a) incur any trade accounts payable or make any commitment to purchase quantities of any item of Inventory in excess of the respective normal levels in the ordinary course of the Business; (b) pledge or hypothecate any of the Purchased Assets to secure any indebtedness; (c) assign any of the Contracts or Assumed Leases; (d) other than in the ordinary course of the Business, increase or decrease the rate of compensation of, or pay any unusual compensation to, any Employee, or enter into any agreement to increase or decrease the rate of compensation of, or to pay any unusual compensation to, any such Employee; (e) enter into or amend any collective bargaining agreement, amend any Employee Benefit Plan to increase the benefits thereunder to Employees, or create or modify any pension or profit sharing plan, bonus, deferred compensation, death benefit, health, or retirement plan, or increase the level of benefits under any such plan, or increase or decrease any severance or termination pay benefit or any other fringe benefit;
(f) sell or dispose of any of the Purchased Assets otherwise than in the ordinary course of the Business; (g) create any subsidiaries effecting the Business; (h) make any capital expenditures in excess of $50,000 with respect to the Business (unless previously disclosed to Buyer in writing prior to this Agreement); or (i) agree to do any of the foregoing.

            5.3.  Access.

      Between the date hereof and the Closing Date and subject to the Confidentiality Agreement, dated December 3, 1998, (the "Confidentiality Agreement"), between Seller and Buyer, each Seller and Parent shall give to authorized representatives of Buyer access to those Key Employees who have entered into Employment Agreements with Buyer, and the Books and Records and all data and financial information supporting the October Balance Sheet, at a mutually agreeable location other than the Premises (other than for one agreed to on-site visit to each of the Premises) all during normal business hours and upon reasonable notice in a manner as not to disrupt normal business activities or prevent strict maintenance of confidentiality as set forth in the Confidentiality Agreement. Each Seller will also cause its officers to furnish to Buyer any and all financial, technical and operating data and other information pertaining to the Business, as Buyer shall from time to time reasonably request for such purpose, subject to the Confidentiality Agreement between Buyer and Seller. Upon receipt of a written acknowledgment of Buyer that all conditions to Closing set forth in Article VI have been satisfied or waived, Sellers and Parent will give to authorized representatives of Buyer access to Employees.

            5.4.  No Shopping.

      From the date hereof through the Closing Date or the date of termination of this Agreement, whichever shall occur sooner, each Seller and Parent shall not, directly or indirectly, through any officer or director of either Seller or Parent, any agent or otherwise, with respect to the Business (other than with
Buyer): (a) solicit, initiate, encourage the submission of, respond to or discuss inquiries or proposals of offers from any Person relating to any acquisition or purchase of any of the Purchased Assets, or any exchange offer, merger, consolidation, business combination or sale of substantial assets, sale of securities, or similar transactions involving the Business (other than in the ordinary course of the Business) (a "Competing Transaction"); (b) enter into or participate in any discussions or negotiations regarding a Competing Transaction, or furnish to any other Person any information with respect to the Purchased Assets; or (c) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek a Competing Transaction. Either Seller or Parent shall promptly notify Buyer of any proposal relating to a Competing Transaction or if any inquiry or contact with any Person with respect thereto is made and shall promptly deliver to Buyer copies of any such written proposal or offer and any communications made in response thereto. It is agreed that a sale in any form, including a sale of equity, of either Seller or Parent's remaining assets not associated with the Business shall not be a Competing Transaction.

            5.5.  Best Efforts.

      Each Seller, Parent and Buyer shall each use its commercially reasonable best efforts, and shall cooperate with and assist the other party in its efforts, to obtain such consents and approvals of third parties to the transactions contemplated hereby as may be necessary to transfer the Purchased Assets and assign the Assumed Liabilities to Buyer.

            5.6.  Publicity.

      No party shall at any time during the consummation of the transactions contemplated hereby, make any public disclosure of the terms and conditions of any transaction or the fact that discussions for an acquisition are taking place, except to the extent that such disclosure is required by law or has been otherwise agreed to by the other party. In any event, the parties will work together to ensure that any disclosure is accurate and in the best interests of both parties.

            5.7.  Employees.

      Immediately prior to the Effective Time, Sellers shall terminate all of the Employees, other than any Employees (not to exceed 30) with respect to whom Buyer has indicated to Sellers in writing prior to the Closing that it does not intend to offer employment ("Retained Employees"). Effective immediately following the Effective Time, Buyer will offer employment to all of the Employees, other than the Retained Employees. Buyer shall enter into Employment Agreements with the Key Employees (for whom meaningful operating and sales leadership roles will be provided). All such Employment Agreements will contain terms and conditions reasonable under the circumstances and will be similar in form and content with agreements currently in place between R.R. Donnelley & Sons Financial Business Unit and other key employees and sales representatives. Buyer shall keep on its payroll all Employees accepting employment with Buyer until May 31, 1999, except for Employees Buyer terminates for cause.

      With respect to any Employee terminated by Buyer or Sellers without cause and without an offer of comparable employment by either Buyer or Sellers after the date of this Agreement and on or before June 30, 1999, Buyer and each Seller agree as follows:

      (i) each Seller will use its reasonable efforts to find opportunities within its organization to re-employ these Employees;

      (ii) if either Seller does not offer re-employment to any such Employee, such Employee shall be entitled to separation pay equal to the separation pay then provided to similarly situated employees under the R.R. Donnelley & Sons Company Separation Pay Plan (or equal to such other amounts as Buyer and Sellers hereafter agree). Buyer and Sellers will each be financially responsible to the other for the cost of one-half (subject to the immediately following clause (iii)) of the aggregate severance benefits due to such Employees with benefits being provided by the severance plan of the entity with which the Employee last was employed and with settlement of such liability between Buyer and Sellers to be made monthly; and

    (iii)  Buyer's  aggregate  liability for  separation  pay pursuant to clause
           (ii) above shall not exceed $200,000. Any amount by which the aggregate liability for such separation pay exceeds $400,000 will be borne entirely by Sellers.

      With respect to any Employee who accepts an offer of employment from Buyer, Buyer shall be solely responsible (as between Buyer and Sellers) for determining whether to terminate the employment of such Employee or offer employment in another capacity. As to any such Employee, Buyer shall be solely responsible (as between Buyer and each Seller) for satisfying any requirement to provide notice of termination under any Law, any requirement to provide benefits or coverage continuation under any employee benefit plan or program (other than the shared severance obligation described above), and any requirement with respect to unemployment compensation benefits. In addition, as to any such Employee, Buyer shall be solely responsible (as between Buyer and Sellers) for any liability (other than the shared severence obligation described above) resulting from any termination by Buyer and for defending against any claim that any such termination was wrongful or in violation of any Law.

      With respect to any Employee who declines an offer of employment from Buyer and any Retained Employee, Sellers shall be solely responsible (as between Buyer and Sellers) for determining whether to terminate the employment of such Employee or offer employment in another capacity. As to any such Employee, Sellers shall be solely responsible (as between Buyer and Sellers) for satisfying any requirement to provide notice of termination under any Law (except as provided in Section 5.8 below), any requirement to provide benefits or coverage continuation under any Employee Benefit Plan (other than the shared severance obligation described above), and any requirement with respect to unemployment compensation benefits. In addition, as to any such Employee, Sellers shall be solely responsible (as between Buyer and Sellers) for any liability resulting from any termination by either Seller and for defending against any claim that any such termination was wrongful or in violation of any Law.

            5.8.  WARN Act.

      Buyer acknowledges and warrants to Sellers that Buyer's actions in connection with the transactions contemplated by this Agreement will not result in a "plant closing" or "mass layoff" within the meaning of the Worker Adjustment and Retraining Notification Act ("WARN Act"), and Buyer shall indemnify Sellers against any expense incurred by either Seller, including attorneys' fees, if applicable, in connection with the application of the WARN Act to either Seller as a result of the transactions contemplated by this Agreement; provided that, prior to the Closing Date, neither Seller will temporarily or permanently close or shut down any "single site of employment" or any "facility" or any "operating unit," "department" or "service" within a single site of employment, as such terms are used in the WARN Act, within or constituting part of the Business. Each Seller represents that the Business has not had, and will not have, any such closures or shutdowns within the period of at least ninety (90) days prior to the Closing Date.

            5.9.  Benefit Obligations.

      (a) Buyer and each Seller agree that, except as specifically set forth in this Agreement, Sellers shall be solely responsible for all liabilities or obligations of any kind with respect to the employment by Sellers of the Employees prior to the Effective Time, including, but not limited, to any claims by any Employees related to their employment by Sellers or to the termination of their employment by Sellers prior to and as of the Effective Time. Without limiting the generality of the foregoing sentence, Sellers shall be solely responsible for the following matters related to either Sellers' employment of the Employees and the termination of such employment prior to or at the Effective Time: (i) any required compliance with the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"); and (ii) all alleged and actual obligations and claims arising from or relating to any employment agreement, collective bargaining agreement, Employee Benefit Plan, grievance, arbitration, unfair labor practice charge, or compliance with any applicable state or federal labor or employment law (including, but not limited to, all laws pertaining to discrimination, workers' compensation, unemployment compensation, occupational safety and health, unfair labor practices, family and medical leave, wages, hours or employee benefits).

      (b) Buyer shall assume liability as of the Closing Date for the accrued paid time off entitlement of each Employee who becomes an employee of Buyer and shall pay each such Employee's wages or salary during their paid time off when taken. If an Employee with accrued paid time off terminates employment with Buyer on or before within one year of the Closing Date with paid time off entitlements remaining, Buyer shall pay such Employee a lump sum in cash equal to such paid time off entitlement less appropriate deductions.

      (c) Effective one year after the Closing Date, for those Employees still employed by Buyer on such date, Buyer shall grant past service credit for vesting (but not for benefit accrual) under the Retirement Benefit Plan of R.R. Donnelley & Sons Company for all service since the last day of hire with either Seller or any of their Affiliates. Buyer shall permit entry by Employees into such plan and, subject to reasonable administrative delay for enrollment, Buyer's Code section 401(k) plan within thirty days after Closing (to the extent the eligibility requirement therefor are then satisfied).

      (d) Buyer shall grant past service credit for eligibility to participate under Buyer's "welfare plans" (as defined in Section 3(1) of ERISA) and seniority credit for Buyer's vacation programs in which its or its affiliates similarly situated employees are eligible to participate for Employees accepting employment with Buyer for all service since last day of hire with either Seller or any of their Affiliates, shall waive any preexisting condition limitations or restrictions, evidence or requirement of insurability and, for all benefits other than long term disability where Sellers' plan provides for continued coverage, any actively at-work requirement for coverage (to the extent not applicable under the Employee Benefit Plans in which such Employee participates immediately prior to the Effective Time) and shall permit entry into such plans and programs immediately as of Closing with respect to all such benefits other than health care benefits and as of April 1, 1999, with respect to health care benefits (to the extent the eligibility requirements therefor are then satisfied), provided, however, that with respect to the retiree medical program and the retiree group life program under the Donnelley Group Benefits Plan, prior service will not be recognized, and provided, further, that long term disability coverage shall be so provided by Buyer without regard to the actively at work requirement only if Buyer's insurer waives such requirement for coverage, which waiver Buyer commits to pursue in good faith.

      (e) Buyer shall provide employee benefits plans and programs to Employees accepting employment with Buyer which in the aggregate for all such Employees are substantially equivalent to those provided to Buyer's similarly situated employees.

      (f) Parent and Sellers agree to provide continued health care (medical, dental and vision) coverage through March 31, 1999, under its Employee Benefit Plan providing the same for those Employees accepting employment with Buyer at Closing, and Buyer agrees to pay or cause to be paid the "COBRA" premium cost for such coverage.

            5.10. Cooperation.

      Each Seller agrees that Buyer shall be provided reasonable access to the employees of each Seller or the agents of each Seller who have been involved in the administration of the Employee Benefit Plans so that such Person or Persons may assist the Buyer in the implementation of an employee benefit program for those individuals that Buyer employs in the Business. Each Seller agrees to cooperate with the Buyer in connection with the implementation of such employee benefit program by the Buyer.

            5.11. Books and Records; Personnel.

      For a period of seven years from the Closing Date:

      (a) Buyer shall not dispose of or destroy any of the Books and Records without first offering to turn over possession thereof to Seller by written notice to each Seller at least 30 days prior to the proposed date of such disposition or destruction.

      (b) Buyer shall allow each Seller and their agents access to all Books and Records upon 5 business days' advance written notice during normal working hours at Buyer's principal place of business or at any location where any Books and Records are stored, and each Seller shall have the right, at its own expense, to make copies of any Books and Records; provided, however, that any such access or copying shall be had or done in such a manner so as not to interfere with the normal conduct of Buyer's business.

      (c) Buyer shall make available to each Seller upon written request (i) copies of any Books and Records, (ii) Buyer's personnel to assist each Seller in locating and obtaining any Books and Records, and (iii) any of Buyer's personnel whose assistance or participation is reasonably required by each Seller or any of their affiliates in anticipation of, or preparation for, existing or future litigation, Tax Returns or other matters in which each Seller or any of their affiliates is involved. Sellers shall reimburse Buyer for the reasonable salary and out-of-pocket expenses incurred in performing the covenants contained in this Section 1.9.

            5.12. Bulk Transfers Laws.

      Buyer hereby waives compliance by Sellers with the provisions of any applicable bulk transfers laws of any U.S. jurisdiction (including any similar laws relating to any Taxes). Sellers shall promptly pay and discharge when due, or contest or litigate all claims of creditors that are asserted against Buyer by reason of either Seller's non-compliance with such laws and agrees to indemnify and hold Buyer harmless from and against and shall on demand reimburse Buyer for any and all Losses suffered by Buyer by reason of either Seller's failure to pay and discharge any such claims (or Taxes) provided that the foregoing shall not affect in any way Buyer's obligations with respect to the Assumed Liabilities.

            5.13. Like-Kind Exchange.

      In the event the Sellers notify Buyer by written notice at least five business days before the Closing Date, Buyer agrees to cooperate with Sellers in effecting an exchange under Section 1031 of the Code (the "Tax Free Exchange") of all or part of the Purchased Assets, as shall be specified pursuant to the above notice (the "Exchange Property") including (without limitation), executing such escrow instructions, acknowledgments, agreements or other instruments and following such payment instructions to effect such an exchange as the Sellers may reasonably request; provided, however, that the Sellers shall indemnify and hold Buyer harmless against any cost or liability that Buyer would not incur but for such cooperation. Sellers may assign their rights and delegate their duties under this Agreement to an escrow agent or exchange intermediary selected by Sellers as necessary to effect such an exchange. Notwithstanding anything herein to the contrary, Buyer shall have no obligation to cooperate in the Tax-Free Exchange if such cooperation increases in any material respect the obligations of Buyer relative to those otherwise set forth hereunder.

            5.14. Discharge of Sellers Liabilities.

      Each Seller covenants and agrees that it will pay and discharge, and hold Buyer harmless from, each and every liability and obligation of Sellers in respect of the Business or the Purchased Assets arising from events occurring on or prior to the Closing Date, excepting only those liabilities and obligations expressly assumed by Buyer at the Closing pursuant to this Agreement or instruments of assumption delivered to Sellers at the Closing, it being understood and agreed that Buyer is assuming no liabilities or obligations of Sellers other than liabilities and obligations so expressly assumed by Buyer.

            5.15. Discharge of Buyer's Liabilities.

      Buyer covenants and agrees that it will pay and discharge, and hold each of the Sellers harmless from, the Assumed Liabilities and each and every obligation of Buyer in respect of the Business as conducted by Buyer after the Closing or the Purchased Assets arising from events occurring on or after the Closing Date, excepting the Retained Liabilities.

                                   ARTICLE VI
                CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER

      Each and every obligation of Buyer to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of the following express conditions precedent:

            6.1.  Compliance With Law.

      There shall have been obtained any and all permits, approvals and consents of any governmental body or agency that may be necessary so that consummation of the transactions contemplated by this Agreement will be in compliance with applicable Laws, including without limitation the HSR Act.

            6.2.  Accuracy of Representations and Warranties.

      Each of the representations and warranties of each Seller and Parent contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Closing Date as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date). Notwithstanding the foregoing, the truth and correctness of the representation and warranty set forth in Section 3.26 shall not be a condition precedent to Buyer's obligations hereunder.

            6.3.  Proceedings and Instruments Satisfactory.

      All proceedings, corporate or other, to be taken by each Seller and Parent in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to Buyer and Buyer's counsel.

            6.4.  HSR Act Waiting Period.

      Any waiting period applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act shall have expired or terminated, and any other statutory requirements for the valid consummation of the transactions contemplated hereby shall have been fulfilled.

            6.5.  No Litigation.

      No investigation, suit, action or other proceeding shall be threatened or pending before any court or governmental agency that seeks restraint, prohibition, damages or other relief in connection with the Agreement or the consummation of the transactions contemplated hereby.

            6.6.  No Material Adverse Change.

      Between the date hereof and the Closing Date, there shall not have been any change in the financial condition or results of operations of the Business, nor any loss or damage to the Purchased Assets, whether or not insured in either case or in the aggregate that materially and adversely affects the ability of the Sellers to conduct the Business.

            6.7.  Employment Agreements.

      Prior to the Closing, Buyer shall have entered into Employment Agreements with the Key Employees and such agreements shall be in full force and effect at Closing.

            6.8.  Consents.

      All consents, approvals and waivers from third parties, governmental authorities and other parties necessary to permit Sellers to transfer the Purchased Assets and assign the Assumed Liabilities to Buyer as contemplated hereby, shall have been obtained on terms reasonably satisfactory to Buyer; provided, however, with respect to the equipment leases listed on Schedule 1.6(b) Sellers and Parent shall only be required to deliver a consent to the assignment to Buyer of the Lease Agreement, dated March 23, 1998, between Xerox Corporation and Cadmus Financial Communications at Graftech.

            6.9.  Seller's Performance.

      Each of the obligations of Sellers to be performed or complied with on or before the Closing Date, pursuant to the terms of this Agreement, shall have been duly performed or complied with on or before the Closing Date.

            6.10. Good Title to Purchased Assets.

      The Sellers shall have (a) sold and conveyed all the Purchased Assets by appropriate bills of sale to Buyer, and (b) assigned all the Accounts, Contracts, Intangibles, Permits and Assumed Leases to Buyer, free and clear of all security interests, charges or encumbrances, except Permitted Liens.

            6.11. Deliveries at Closing.

      The Sellers shall have delivered, or caused to have been delivered, to Buyer the following documents, each properly executed and dated as of the Closing Date:

            (a)   the Bill of Sale;
            (b)   the Assignment and Assumption Agreement;
            (c)   Sellers' Closing Certificate;
            (d)   the Services Agreement;
            (e)   the Printing Services Agreement;
            (f)   the Joint Marketing Agreement;
            (g) the Opinion of Sellers' counsel, substantially in the form of Exhibit H hereto; and
            (h)   the Employment Agreements.

                                   ARTICLE VII
          CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER AND PARENT

      Each and every obligation of each Seller and Parent to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of the following express conditions precedent:

            7.1.  Compliance with Law.

      There shall have been obtained any and all permits, approvals and consents of any governmental body or agency that may be necessary so that consummation of the transactions contemplated by this Agreement will be in compliance with applicable Laws, including without limitation, the HSR Act.

            7.2.  Accuracy of Representations and Warranties.

      Each of the representations and warranties of Buyer contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Closing Date as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date.)

            7.3.  Proceedings and Instruments Satisfactory.

      All proceedings, corporate or other, to be taken by Buyer in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to each Seller and its counsel.

            7.4.  Consents.

      All consents, approvals and waivers from third parties and governmental authorities and other parties necessary to permit each Seller to transfer the Purchased Assets and assign the Assumed Liabilities to Buyer as contemplated hereby shall have been obtained, on terms satisfactory to each Seller.

            7.5.  No Litigation.

      No investigation, suit, action or other proceeding shall be threatened or pending before any court or governmental agency that seeks restraint, prohibition, damages or other relief in connection with the Agreement or the consummation of the transactions contemplated hereof.

            7.6.  HSR Act Waiting Period.

      Any waiting period applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act shall have expired or terminated, and any other statutory requirements for the valid consummation of the transactions contemplated hereby shall have been fulfilled.

            7.7.  Buyer's Performance.

      Each of the obligations of Buyer to be performed or complied with on or before the Closing Date, pursuant to the terms of this Agreement, shall have been duly performed or complied with on or before the Closing Date.

            7.8.  Deliveries at Closing.

      In addition to the payment of the Initial Purchase Price, Buyer shall have delivered, or caused to have been delivered, to the Sellers the following documents, each properly executed and dated as of the Closing Date:

            (a)   the Assignment and Assumption Agreement;
            (b)   Buyer's Closing Certificate;
            (c)   the Services Agreement;
            (d)   the Printing Services Agreement;
            (e)   the Joint Marketing Agreement;
            (f) the Opinion of Buyer's counsel, substantially in the form of Exhibit I hereto; and
            (g)   the Employment Agreements.

                                  ARTICLE VIII
             ACTIONS BY SELLERS, PARENT AND BUYER AFTER THE CLOSING

            8.1.  Sellers' and Parent's Indemnity.

      (a) Upon closing of the transactions contemplated herein, each of the Sellers and Parent hereby, jointly and severally, agree to indemnify and hold Buyer, its Affiliates, successors and assigns and their respective representatives ("Buyer's Indemnitees") harmless from and against, and agrees to defend promptly Buyer's Indemnitees from and reimburse Buyer's Indemnitees for, any and all losses, damages, costs, expenses, liabilities, obligations and claims of any kind, including, without limitation, reasonable attorneys' fees and other legal costs and expenses, (collectively, the "Losses"), that Buyer's Indemnitees may at any time suffer or incur, or become subject to, as a result of or in connection with: (i) any breach or inaccuracy of any of the representations and warranties made by Sellers or Parent in or pursuant to this Agreement or any instrument or document executed by Sellers or Parent in connection with or as a result of this Agreement; (ii) any failure of Sellers or Parent to carry out, perform, satisfy and discharge any of its covenants, agreements, undertakings, liabilities or obligations under this Agreement or under any of the documents and instruments executed and delivered by Sellers or Parent in connection with or as a result of this Agreement; (iii) the Retained Liabilities; and (iv) claims by third parties against any Buyer's Indemnitees relating to the operation and ownership by Sellers of the Purchased Assets, the performance by Sellers under the Contracts and Assumed Leases and the conduct of the Business prior to the Closing other than with respect to the Assumed Liabilities (hereinafter referred to collectively as "Claims"); provided, however, that Buyer's Indemnitees shall have the right to be indemnified, held harmless from, defended or reimbursed under Section 8.1(a) hereof only if such right is asserted (whether or not such Claims have actually been incurred) on or before twenty-four months after the Closing Date, except that the indemnification by Sellers shall continue as to:

            (i) the representations and warranties set forth in Section 3.10 and the covenants of Sellers set forth in Section 5.14, as to all of which no time limitation shall apply;

            (ii) the representations and warranties set forth in Section 3.7 which shall continue until five years after the Closing Date;

            (iii) the representations and warranties set forth in Sections 3.9 and 3.15 and the covenants of Sellers set forth in Sections 5.9, and 5.13, as to which the indemnification shall terminate ninety days after the expiration of the applicable statute of limitations;

            (iv) the covenants set forth in Sections 8.8, and 8.9 as to which the indemnification provided for in this Section 8.1 shall terminate ninety days after the expiration of the noncompetition period provided for therein; and

            (v) any Loss of which any Buyer's Indemnitee has notified the Sellers on or prior to the date such indemnification would otherwise terminate in accordance with this Section 8.1, as to which the obligation of the Sellers shall continue until the liability of Sellers shall have been determined pursuant to this Article VIII, and Sellers shall have reimbursed all Buyer's Indemnitees for the full amount of such Loss in accordance with this Article VIII.

            8.2.  Buyer's Indemnity.

      (a) Upon closing of the transactions contemplated herein, Buyer hereby agrees to indemnify and hold Parent, Sellers and their Affiliates, successors and assigns and their respective representatives (collectively, "Sellers' Indemnitees") harmless from and against, and agrees to defend promptly Sellers' Indemnitees from and reimburse Sellers' Indemnitees for, any and all Losses that Sellers' Indemnitees may at any time suffer or incur, or become subject to, as a result of or in connection with: (i) any breach or inaccuracy of any of the representations and warranties made by Buyer in or pursuant to this Agreement or any instrument or document executed by Buyer in connection with or as a result of this Agreement; (ii) any failure by Buyer to carry out, perform, satisfy and discharge any of its covenants, agreements, undertakings, liabilities or obligations under this Agreement or under any of the documents and materials executed and delivered by Buyer pursuant to this Agreement; (iii) the Assumed Liabilities; and (iv) claims by third parties against Parent or the Sellers relating to the operation and ownership by Buyer of the Purchased Assets, the performance by Buyer under the Contracts and the Assumed Leases and the conduct of the Buyer in connection with the Business from and after the Closing Date, other than with respect to the Retained Liabilities; provided, however, that Sellers' Indemnitees shall have no right to be indemnified, held harmless from, defended or reimbursed under Section 8.2(a) hereof unless such right is asserted (whether or not such Claims have actually been incurred) on or before twenty-four months after the Closing Date, except that the indemnification by Buyer shall continue as to:

            (i) the covenants of Buyer set forth in Sections 5.9, 5.13 and 5.15 as to which the indemnification shall terminate thirty days after the expiration of the applicable statute of limitations; and

            (ii) any Loss of which any Sellers' Indemnitee has notified Buyer on or prior to the date such indemnification would otherwise terminate in accordance with this Section 8.2, as to which the obligation of Buyer shall continue until the liability of Buyer shall have been determined pursuant to this Article VIII, and Buyer shall have reimbursed all Seller's Indemnitees for the full amount of such Loss in accordance with this Article VIII.

            8.3.  Notice of Claims.

      Any Buyer's Indemnitee or Sellers' Indemnitee (the "Indemnified Party") seeking indemnification hereunder shall give to the party obligated to provide indemnification to such Indemnified Party (the "Indemnitor") a notice (a "Claim Notice") describing in reasonable detail the facts giving rise to any claim for indemnification hereunder and shall include in such Claim Notice (if then known) the amount or the method of computation of the amount of such claim, and a reference to the provision of this Agreement or any other agreement, document or instrument executed hereunder or in connection herewith upon which such claim is based; provided, that a Claim Notice in respect of any action at law or suit in equity by or against a third Person as to which indemnification will be sought shall be given promptly after the action or suit is commenced; provided further that failure to give such notice shall not relieve the Indemnitor of its obligations hereunder except to the extent it shall have been prejudiced by such failure.

            8.4.  Third Person Claims.

      If an Indemnified Party shall provide an Indemnitor with a Notice Claim with respect to a third party claim, action or suit against the Indemnified Party, then the Indemnitor shall have the right to conduct and control, through counsel of its choosing, the defense, compromise or settlement of any such third Person claim, action or suit against such Indemnified Party as to which indemnification will be sought by any Indemnified Party from any Indemnitor hereunder if the Indemnitor has acknowledged and agreed in writing that, if the same is adversely determined, the Indemnitor has an obligation to provide indemnification to the Indemnified Party in respect thereof, and in any such case the Indemnified Party shall cooperate in connection therewith and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the Indemnitor in connection therewith; provided, that the Indemnified Party may participate, through counsel chosen by it and at its own expense, in the defense of any such claim, action or suit as to which the Indemnitor has so elected to conduct and control the defense thereof.

            8.5.  Limitations on Indemnification.

      Each Seller and Parent shall be required to indemnify Buyer's Indemnitees under clause (i) of Section 8.1(a) with respect to Losses incurred by the Buyer's Indemnitees (other than Losses incurred as a result of inaccuracies of the representations and warranties contained in Sections 3.9, 3.10 , 3.18 and 3.26) only to the extent that the aggregate amount of such Losses exceeds
$250,000 (the "Basket"); provided, however, that the Sellers' and Parent's obligation to indemnify under clause (i) of Section 8.1(a) with respect to Losses incurred by the Buyer's Indemnitees (other than Losses incurred as a result of inaccuracies of the representations and warranties contained in
Section 3.10) shall be limited to the payment by the Seller of cash in the aggregate in an amount equal to $7,500,000; provided, further, that with respect to any Losses arising as a result of a breach of the representations and warranties set forth in Section 3.26, Seller's and Parent's aggregate liability shall not exceed $100,000.

            8.6.  Indemnity Amounts to be Computed on After-Tax Basis.

      The amount of any indemnification payable under any of the provisions of this Article VIII shall be (i) net of any federal or state income tax benefit realized or the then-present value (based on a discount rate of 6%) of any such income tax benefit to be realized by the indemnified party by reason of the facts and circumstances giving rise to the indemnification, and (ii) increased by the amount of any federal or state income tax required to be paid by the indemnified party on the accrual or receipt of the indemnification payment (including any amount payable pursuant to this clause (ii)). For purposes of the preceding sentence, the amount of any state income tax benefit or cost shall take into account the federal income tax effect of such benefit or cost.

            8.7.  Litigation Support.

      In the event and for so long as Buyer, Parent or the Sellers actively are contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand in connection with (a) any transaction contemplated under this Agreement, or (b) the Business, the other parties will cooperate with it and its counsel in the contest or defense, make available its personnel and provide such testimony and access to its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party.

            8.8.  Noncompetition Covenant.

      (a) Parent agrees that for a period of five years following the Closing Date, neither Parent nor any of its Affiliates shall have a financial interest in or serve as a principal, partner, director, officer, agent, employee, contractor, or consultant for a Prohibited Business anywhere in the United States. The term "Prohibited Business" shall mean (i) the design, composition, printing, fulfillment, distribution, electronic generation or electronic dissemination of any documents and financial information required by the Securities and Exchange Commission (both present and future requirements should present requirements change), (ii) the composition, printing, fulfillment, distribution, electronic generation or electronic dissemination of annual reports, compliance, and similar documents for the Mutual Fund industry or (iii) the composition, printing, fulfillment, distribution, electronic generation or electronic dissemination of financial and legal printing relating to prospectuses, municipal bond and government agency transactions, variable annuities, bankruptcy documentation or class action suits documentation. For the purposes of this Agreement "Prohibited Business" shall not include: (i) design, composition, printing, fulfillment and distribution of printed and distributed corporate annual reports, (ii) the provision of design, direct marketing, custom publishing and advertising services for the Mutual Fund industry, (iii) the design, composition, printing, fulfillment and distribution of marketing and collateral materials for the Mutual Fund industry, provided, however, that the Parent and Sellers shall not solicit, for a 3 year period following the Closing Date, such work from the NationsBank funds, GEFA, Mentor, Life of Virginia, Morningstar, Merrill Lynch Asset Management, First Union/Evergreen funds and Legg Mason, (iv) the Retained Business, as currently conducted, and (v) the printing, fulfillment and distribution of proxy statements pursuant to the terms of the Joint Marketing Agreement.


      (b) In addition, nothing shall prevent Parent's or the Sellers' purchase or ownership, in the aggregate, of less than three (3%) percent of the securities of any class of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, whether or not such enterprise is engaged in a Prohibited Business. In addition, Parent covenants and agrees that neither it nor any of its Affiliates will divulge or make use of any trade secrets or other confidential information of the Business other than to disclose such secrets and information to Buyer or its Affiliates. Notwithstanding the foregoing, Parent or either Seller may acquire a business, an ancillary portion (no more than 10% of total annual revenues on a consolidated basis) of which sells or offers to products or services in the Prohibited Business; provided, however, if the purchased business is conducted by one of the companies listed on Schedule 8.8, Parent or Sellers, as the case may be, must dispose of such business. In such an instance, Buyer shall have the exclusive right for 90 days to negotiate with Parent or Sellers, as the case may be, regarding the purchase of the ancillary business.


      (c) Parent and Sellers agree that the foregoing restrictive covenants are necessary for the reasonable and proper protection of Buyer and the value of the Business, and that such restrictive covenants are reasonable in respect of subject matter, length of time and geographic area. Parent and Sellers agree that damages at law would not be a measurable or adequate remedy for a breach of the restrictive covenant contained herein, and therefore consent to the entry by any court of competent jurisdiction of a temporary or permanent restraining order enjoining Parent or Sellers from violating any of such covenant. It is the intent and understanding of each party hereto that if, in any action before any court or agency legally empowered to enforce this Section 8.8, any term, restriction, covenant or promise in this Section 8.8 is found to be unreasonable and for that reason unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such court or agency.

            8.9. Non-Solicitation.

      (a) Buyer hereby covenants and agrees that, unless this Agreement is terminated prior to the Closing, for a period of three (3) years after the Closing Date, it will not, whether for its own account or for the account of any other Person, endeavor to entice away, solicit for employment or encourage to leave their employment, any person who is an employee of Parent or either Seller (except with the written permission of the employer or as otherwise specifically contemplated by this Agreement).

      (b) Parent and Sellers hereby covenant and agree that, unless this Agreement is terminated prior to the Closing, for a period of three (3) years after the Closing Date, they will not, whether for their own account or for the account of any other Person, endeavor to entice away, solicit for employment or encourage to leave their employment, any person who is an employee of Buyer (except with the written permission of the employer or as otherwise specifically contemplated by this Agreement).

            8.10. Post-Closing Cooperation.

      Each of the Sellers will use its commercially reasonable best efforts, beginning promptly following the Closing, to obtain all remaining consents necessary to transfer all rights and benefits under all of the Contracts and Assumed Leases to Buyer which have not yet been obtained. Buyer shall cooperate in obtaining all such consents. In addition to the foregoing, following the Closing Date, each party will cooperate in good faith with the other and will take all appropriate action and execute and deliver any document, instrument or conveyance of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereby.

                                   ARTICLE IX
                                   TERMINATION

      9.1.  Termination Event.

      This Agreement may, by notice given prior to or at the Closing, be terminated:

      (a) by either Buyer or Sellers if a material breach of any provision of this Agreement has been committed by the other party and such breach has not been waived by the first party;

      (b) (i) by Buyer if any of the conditions in Article VI has not been satisfied as of the Closing Date or if satisfaction of such a condition by such date is or becomes impossible (other than because of the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before such date; or

                  (ii) by Sellers, if any of the conditions in Article VII has not been satisfied as of the Closing Date or if satisfaction of such a condition by such date is or becomes impossible (other than because of the failure of Sellers to comply with their obligations under this Agreement) and Seller has not waived such condition on or before such date;

      (c) by mutual consent of Buyer and Sellers; or

      (d) by either Buyer or Sellers not then in material breach of this Agreement if the Closing has not occurred on or before March 8, 1999, or such later date as the parties may agree upon.

            9.2.  Effect of Termination.

      Each party's right of termination under Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of such right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections
10.2 and 10.3 will survive; provided, however, that if this Agreement is terminated by a party because of the breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

                                    ARTICLE X
                                  MISCELLANEOUS

            10.1. Entire Agreement; Amendment.

      This Agreement and the documents to be delivered pursuant hereto constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions of the parties, whether oral or written, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof. No amendment, supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement, whether or not similar, nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. The representations and warranties of each party hereto contained in this Agreement and the documents delivered pursuant hereto shall constitute all representations and warranties of each party hereto and shall be deemed to be material and to have been relied upon by the other party notwithstanding any investigation heretofore or hereafter made by the other party.

            10.2. Expenses.

      Each of the parties hereto shall pay the fees and expenses of their respective counsel, accountants and other experts and the other expenses incident to the negotiation and preparation of this Agreement and consummation of the transactions contemplated hereby.

            10.3. Governing Law; Consent to Jurisdiction.

      This Agreement shall be construed and interpreted according to the laws of the Commonwealth of Virginia, without regard to the conflict of law principles or rules thereof. Either party hereto may make service on the other party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 10.5 hereof.

            10.4. Assignment.

      (a) The rights of either party under this Agreement shall not be assignable by such party prior to the Closing without the written consent of the other, except that either Seller may assign its rights as provided in Section 5.13, and the rights of Buyer hereunder may be assigned prior to the Closing, without the consent of Sellers, to an Affiliate, provided that (i) the assignee shall assume in writing all of Buyer's obligations to Sellers hereunder, and
(ii) Buyer shall not be released from any of its obligations hereunder by reason of such assignment. Following the Closing, either party may assign any of its rights hereunder, but no such assignment shall relieve it of its obligations hereunder.

      (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. The successors and permitted assigns hereunder shall include without limitation, in the case of Buyer, any permitted assignee as well as the successors in interest to such permitted assignee (whether by merger, liquidation (including successive mergers or liquidations) or otherwise).

            10.5. Notices.

      All communications, notices and disclosures required or permitted by this Agreement shall be in writing and shall be deemed to have been given at the earlier of the date (a) when delivered personally or by messenger or by overnight delivery service to an officer of the other party, (b) when deposited in the United States mail, certified or registered mail, postage prepaid, return receipt requested, or (c) when received via telecopy, telex or other electronic transmission, in all cases addressed to the Person for whom it is intended at his address set forth below, unless and until either of such parties notifies the other in writing of a change of address:

      If to Parent or Sellers:      Cadmus Communications Corporation
                                    6620 West Broad Street
                                    Suite 240
                                    Richmond, Virginia 23230
                                    Attention: Bruce V. Thomas
                                    Fax: (804) 287-5683

                           With a copy to:

                           Hunton & Williams
                           Riverfront Plaza, East Tower
                           951 East Byrd Street
                           Richmond, Virginia  23219-4074
                           Attention:  T. Justin Moore, III, Esquire
                           Telecopy No.:  (804) 788-8218

      If to Buyer:         R. R. Donnelley & Sons Company
                           77 West Wacker Drive
                           Chicago, Illinois 60601
                           Attention: General Counsel
                           Telecopy No.: (312) 326-7156

            10.6. Counterparts; Headings.

      This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same Agreement. The Table of Contents and Article and Section headings in this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

            10.7. Severability.

      If any provision, clause or part of this Agreement, or the application thereof under certain circumstances, is held invalid, the remainder of this Agreement, or the application of such provision, clause or part under other circumstances, shall not be affected thereby.

            10.8. No Reliance.

      Except as provided in Article VIII and Section 10.4, no third party is entitled to rely on any of the representations, warranties and agreements contained in this Agreement. Buyer and Sellers assume no liability to any third party because of any reliance on the representations, warranties and agreements of Buyer and Sellers contained in this Agreement.

            10.9. Interpretation.

      Unless the context requires otherwise, all words used in this Agreement in the singular number shall extend to and include the plural, all words in the plural number shall extend to and include the singular and all words in any gender shall extend to and include all genders. All references to contracts, agreements, leases or other understandings or arrangements shall refer to oral as well as written matters. The specificity of any representation or warranty contained herein shall not be deemed to limit the generality of any other representation or warranty contained herein.

            10.10.      Specific Performance.

      Buyer, Parent and Sellers hereby agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

      IN WITNESS WHEREOF, each party has caused this Purchase Agreement to be duly executed in its name by its duly authorized officer as of the day and year first above written.

SELLERS:                      WASHBURN GRAPHICS, INC.



                              By:   __________________________________________
                                    Bruce V. Thomas
                                    Senior Vice President
                                      and Chief Financial Officer


                              WASHBURN OF NEW YORK, INC.



                              By:   __________________________________________
                                    Bruce V. Thomas
                                    Senior Vice President
                                      and Chief Financial Officer


PARENT:                       CADMUS COMMUNICATIONS CORPORATION



                              By:   __________________________________________
                                    Bruce V. Thomas
                                    Senior Vice President
                                      and Chief Financial Officer


BUYER:                        R. R. DONNELLEY & SONS COMPANY



                              By:   __________________________________________
                                    Cheryl A. Francis
                                    Executive Vice President
                                      and Chief Financial Officer